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                                                                  EXHIBIT 10 d)

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PAGE 1

                    STATE OF NEW YORK - EXECUTIVE DEPARTMENT
                           OFFICE OF GENERAL SERVICES
                          STANDARDS AND PURCHASE GROUP
                       37TH FLOOR, CORNING TOWER BUILDING
                         GOVERNOR NELSON A. ROCKEFELLER
                               EMPIRE STATE PLAZA
                                ALBANY, NY 12242

                            NOTICE OF CONTRACT AWARD

GROUP NUMBER AND COMMODITY:    33830 - MODULAR STEEL DETENTION CELLS &
                               STRUCTURES (Corr. Services - Div. of Ind.)
CONTRACT PERIOD:               March 15, 1996 to March 14, 1999
NOTICE OF CONTRACT AWARD for
  INVITATION FOR BIDS NUMBER:  2328-CI
BIDS OPENED:                   January 22, 1996
PURCHASE REQUEST NO.:          5533-T-CI
SPECIFICATION REFERENCE:       As Incorporated in the Invitation For Bids and
                               Purchasing Memorandums dated December 27, 1995,
                               January 2, 8, 12 and 16, 1996
DATE ISSUED:                   July 17, 1996
ADDRESS INQUIRIES TO:          STATE AGENCIES ONLY
                               Ron Wachenheim
                               518-474-1557

- --------------------------------------------------------------------------------

CONTRACT #    CONTRACTOR & ADDRESS & MFR.     TELEPHONE #              FED. ID #
- ----------    ---------------------------     -----------              ---------
P050313       MARK SOLUTIONS, INC.            201/893-0500             112864481
 SB           1515 Broad St.                  Carl Coppola
              Bloomfield, NJ  07003           FAX No. 201/893-0013

           Cash Discount, If Shown, Should be Given Special Attention. INVOICES MUST BE SENT DIRECTLY TO THE ORDERING AGENCY FOR PAYMENT.

AGENCIES SHOULD NOTIFY THE DIVISION OF PURCHASING PROMPTLY IF THE CONTRACTOR FAILS TO MEET THE DELIVERY TERMS OF THIS CONTRACT. DELIVERED ITEMS WHICH DO NOT COMPLY WITH THE SPECIFICATIONS OR ARE OTHERWISE UNSATISFACTORY TO THE AGENCY SHOULD ALSO BE REPORTED TO THE DIVISION OF PURCHASING.

FOR TAX FREE TRANSACTIONS UNDER THE INTERNAL REVENUE CODE, THE NEW YORK STATE REGISTRATION NUMBER IS 1714740026K16.

NOTE TO AGENCIES:
     The letters SB listed under the Contract Number indicate the contractor is a self-identified small business. Additionally, the letters "MBE" and "WBE" indicate the contractor is a certified Minority-owned Business Enterprise and/or Woman-owned Business Enterprise, respectively.

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PRICE:

          Prices are firm for the contract period. Prices include contractor services for Corcraft, Stormville, NY involving Initial Development, Start-up and Long Term Support responsibilities as detailed herein. Prices are in the following format:

Lot I- Phase I: F.O.B. destination truck delivery to and off-loading at any point in New York State for completed units with all contractor supplied furniture, fixtures and associated hardware, etc. installed including contractor's installation of specified Corcraft furnished items. See Corcraft Supplied Equipment & Furniture clause herein. Price includes supply and delivery to each facility two (2) copies of an operation and maintenance manual covering furnished configurations.

*Lot II- Phase IIa F.O.B. Green Haven Correctional Facility, Division of Industries, Stormville, NY, truck delivery of completed units but without installation of contractor supplied furniture, fixtures and associated hardware. All specified contractor furniture, fixtures and associated furnishings to be delivered with corresponding structures and supplied in separate, appropriately marked packages. When ordered, back-wall window or door shall be factory installed by the contractor.

*Lot III-  Phase IIb F.O.B. Green Haven Correctional Facility, Division of
           Industries, Stormville, NY, truck delivery of individual piece parts and contractor supplied furniture, fixtures, and associated hardware composing a completed structure less Corcraft supplied furniture, fixtures and associated hardware identified under Phase I and IIa. The Bill of Materials includes as individual line items all contractor's commercially obtained furniture, fixtures and associated products needed for a completed cell or shower cell. The gate slider mechanism is included in the related Bill of Materials. Individual piece parts are cut-to-size, punched, formed but not welded or painted. Under this Phase, contractor supplied furniture, fixtures and associated hardware to be delivered in separate, appropriately marked packages.

LOT IV - Contractor collaborative services as required and establishment of license fee payments as described herein.

*SPECIAL Notes for Lots II & III:
Delivery to Green Haven C.F., Stormville, NY is "restricted," being allowed between 8:30 a.m to 10:30 a.m. and 12:30 p.m. to 2:30 p.m. and must be made Monday through Friday only, excluding holidays. Contractor must notify Stormville at 914/226-8583, forty-eight (48) hours prior to delivery.

NOTE TO ALL CONTRACT USERS:
     The terms and conditions of the solicitation which apply to the award appear at the end of this document. We strongly advise all contract users to familiarize themselves with all terms and conditions before issuing a purchase order.

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CONTRACTOR NOTE:
     The description of the following Lots and Items is understood to be as per bid documents, General Information requirements, complete as per referenced Detailed Specifications, Attachment #1 drawings and as modified by Purchasing Memorandums dated January 2, 8, 12 and 16, 1996.

LOT I - Phase I, F.O.B. destination truck delivery to and off-loading, completed units and associated structurals any point in NYS. Completed units include manufacturer's factory installation of Corcraft provided sliding woven wire mesh door, shower benches, stool, desk, locker and bed with ladder.

           When ordered, the rear wall window or door shall be factory installed prior to delivery.

Note Well:  Special Delivery requirements for initial units regarding
            Southport C.F.

                                                       Estimated
     Item                                              Quantity/       Unit
     No.      Description                                Each          Price
     ----     -----------                              ---------       -----
      1.      *Double Inmate Cell, Left-hand
              Dwg. A-5.  Model IC-LH                      50          $11,191.00

      2.      Same as Item 1 but with backwall
              window.                                     10           11,283.00

      3.      *Same as Item 1 but Right-hand,
              Dwg. A-6.  Model IC-RH                      50           11,191.00

      4.      Same as Item 3 but with backwall
              window.                                     10           11,283.00

      5.      Double Inmate Cell with Shower,
              Left-hand with exterior door with
              security glazing, Dwg. A-7.
              Model IC-LH-SH                             120           15,932.00

      6.      Same as Item 5 but Right-hand, with
              exterior door with security glazing,
              Dwg. A-8. Model IC-RH-SH                   120           15,932.00

      7.      Disabled Access Cell, Left-hand,
              Dwg. A-9. Model DAIC-LH                      5           11,476.00

      8.      Same as Item 7 but backwall with
              window.                                     20           11,586.00

     * As part of the Southport project contractor will provide units having factory installed Corcraft provided single bunk and 2' x 1' - 6" desk in lieu of specified bed and desk.

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LOT I:  (Cont'd)

                                                       Estimated
Item                                                   Quantity/       Unit
No.           Description                                Each          Price
- ----          ----------------------                   ---------      -------
 9.           Same as Item 7 but Right-hand,
              Dwg. A-10. Model DAIC-RH                     5          $11,476.00

10.           Same as Item 9 but backwall with
              window.                                     20           11,586.00

11.           Disabled Access cell with Shower,

              left-hand, Dwg. A-11.  Model DAIS-LH         5           15,900.00

12.           Same as Item 11 but Right-hand,
              Dwg. A-12. Model DAIS-RH                    10           15,900.00

13.           Seven Person Shower Unit, Left-
              hand, Dwg. A-13. Model 7IS-LH               15           20,210.00

14.           Same as Item 13 but Right-hand,
              Dwg. A-14. Model 7IS-RH                     15           20,210.00

15.           Frame Extender, height to vary
              as ordered within range of
                a. 3'6" to 4':                            80              511.00
                b. 4' plus to 4'6":                       80              517.00

16.           Pre-cast cell floor with 8'6"
              walkway.                                   145            1,200.00

17.           Pre-cast Seven Person shower
              structure floor, right-hand or
              left-hand application as ordered.           15              950.00

18.           Diamond floor plate, 11 ga., for
              mechanical space, top of Southport
              structures, to cover full structure
              length & width.                             90              809.00

LOT II - Phase IIa, F.O.B. truck delivery to Green Haven C.F., Stormville, NY and off-loading of completed structures and associated structurals, less installation of contractor supplied and separately packaged, furniture, fixtures and associated hardware.

When ordered, the rear wall window or door shall be factory installed prior to delivery.

1.            Double Inmate Cell, Left-
              hand, Dwg. A-5. Model IC-LH                 85          $10,497.00

2.            Same as Item 1 but with
              backwall window.                            45           10,590.00

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LOT II:  (Cont'd)

                                                      Estimated
Item                                                  Quantity/        Unit
No.           Description                                Each          Price
- ----          -------------------------                ---------      -------
3.            Same as Item 1 but Right-hand,
              Dwg. A-6. Model IC-RH                       85          $10,497.00

4.            Same as Item 3 but with
              backwall window.                            45           10,590.00

5.            Double Inmate Cell with Shower,
              Left-hand with exterior door with
              security glazing, Dwg. A-7.
              Model IC-LH-SH                             130           15,143.00

6.            Same as Item 5 but Right-hand with
              exterior door with security glazing,
              Dwg. A-8. Model IC-RH-SH                   130           15,143.00

7.            Disabled Access Cell, Left-hand
              Dwg. A-9. Model DAIC-LH                     25           10,809.00

8.            Same as Item 7 but backwall with
              window.                                     10           10,919.00

9.            Same as Item 7 but Right-hand
              Dwg. A-10. Model DAIC-RH                    25           10,809.00

10.           Same as Item 9 but backwall with
              window.                                     10           10,919.00

11.           Disabled Access Cell with Shower,
              Left-hand, Dwg. A-11.  Model DAIS-LH        10           15,110.00

12.           Same as Item 11 but Right-hand,
              Dwg. A-12. Model DAIS-RH                    20           15,110.00

13.           Seven Person Shower Unit, Left-
              hand, Dwg. A-13. Model 7IS-LH               25           19,520.00

14.           Same as Item 13 but Right-hand
              Dwg. A-14. Model 7IS-RH                     25           19,520.00

15.           Frame Extender, height to vary
              as ordered within range of:
                a. 3'6" to 4':                           170              466.00
                b. 4' plus to 4'6"                       170              473.00

16.           Pre-cast cell floor with 8'6" walkway.     300            1,200.00

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LOT II:  (Cont'd)

17.           Pre-cast Seven Person shower
              structure floor right-hand or left-
              hand application as ordered.                25              950.00

LOT III: Phase IIb, F.O.B. truck delivery to Green Haven C.F., Stormville, NY of individual piece parts, cut-to-size, punched, stamped but not welded or painted and contractor's commercially obtained furniture, fixtures and associated products that compose a completed structure less Corcraft supplied furniture, fixtures and associated hardware identified under Phase I and IIa. This Lot allows the maximum practical application of Corcraft value added processing.

           Composite structure price tendered for each Item (Items 1-14) is supported by an accompanying Bill of Materials showing each individual piece part with corresponding unit price and quantity, all extended (price x quantity) with grand total equaling the respective Item unit price (Items 1-15). The Bill of Materials includes, as individual line items, all contractor's commercially obtained furniture, fixtures and associated products which are needed for a completed cell or shower cell.

           Commercial products are to be package separately and properly marked for ready identification.

                                                       Estimated
Item                                                   Quantity          *Unit
No.           Description                                Each            Price
- ----          ---------------                          ---------         -----
 1.           Double Inmate Cell, Left-hand
              Dwg A-5. Model IC-LH                        165         $ 8,042.43

 2.           Same as Item 1 but with backwall
              window.                                      85           8,228.67

 3.           Same as Item 1 but Right-hand,
              Dwg. A-6. Model IC-RH                       165           8,042.43

 4.           Same as Item 3 but with backwall window.     85           8,228.67

 5.           Double Inmate Cell with Shower,
              Left-hand with exterior door with
              security glazing, Dwg A-7. Model IC-LH-SH   260          12,082.51

 6.           Same as Item 5 but Right-hand with
              exterior door with security glazing,
              Dwg. A-8. Model IC-RH-SH                    260          12,082.51

 7.           Disabled Access Cell, Left-hand,
              Dwg. A-9. Model DAIC-LH                      50           8,408.98


*Unit Prices subject to equilvant reduction should ensuing events disclose applicable configuration Bill of Materials be found to contain excess value such as overstated component quantity or component over designed (e.g. stainless steel wherein galvanized material is required or heavier than required gauge has been utilized). No increase to a configuration price will be allowed should like but opposite anomalies be disclosed. Such events will be handled by contractor supplying compliant components in required quantities on a no charge basis.

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LOT III:  (Cont'd)

                                                       Estimated
Item                                                   Quantity          *Unit
No.           Description                                Each            Price
- ----          ------------------                       ---------         -----
 8.           Same as Item 7 but backwall with window.    20          $ 8,668.48

 9.           Same as Item 7 but Right-hand
              Dwg. A-10. Model DAIC-RH                    50            8,408.98

10.           Same as Item 9 but backwall with window.    20            8,668.48

11.           Disabled Access Cell with Shower,
              Left-hand, Dwg. A-11.  Model DAIS-LH        20           12,212.90

12.           Same as Item 11 but Right-hand,
              Dwg. A-12. Model DAIS-RH                    40           12,212.90

13.           Seven Person Shower Unit, Left-
              hand, Dwg. A-13. Model 7IS-LH               50           14,667.53

14.           Same as Item 13 but Right- hand,
              Dwg. A-14.  Model 7IS-RH                    50           14,667.53

15.           Frame Extender, height to vary as
              ordered within range of
                a. 3'6" to 4'6":                         330              414.00
                b. 4' plus to 4'6":                      330              417.00

16.           Pre-cast cell floor with 8'6" walkway.     600            1,200.00

17.           Pre-cast Seven Person shower
              structure floor - Right-hand or
              Left-hand application as ordered.           50              950.00

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LOT IV:

                                              Estimated
     Description                              Quantity
     ---------------                          ---------
1.   Manufacturer Field Advisor services as
     called for herein to be provided at
     location where directed.  Working day
     to equal 7 hours, time in transit to or
     from work location not to be included
     as work day.                              100 days      $500.00 per day

2.   Manufacturer's In-house services for
     various functions including but not
     necessarily limited to, computer aided
     designing, engineering study, drafting,
     creation of manufacturing instructions,
     etc., in support of or enabling
     application of changes, alterations,
     redesigns as provided herein.           1000 Hours      $ 60.00 per hour

3. License Fee as provided herein: A per qualifying unit fee due contractor upon Corcraft election and manufacture of contract cells, shower cells or such units as may be developed during the contract in collaboration with the contractor to meet unforeseen client needs. The percentage fee rates for each of the cumulative quantity ranges are as follows:

              Range/Units
              -----------
              1-100                              6.5%
              101-200                            4
              201-300                            3
              301-400                            2
              401-500                            2
              501-600                            2
              601-700                            2
              701-800                            2
              801-900                            2
              901-1000                           2

     The net configuration of the LOT III, Items 1-14 for application of the license fee is as follows:

              Item                    Value
              ----                    -----
              1                       $3,937.09
              2                        4,123.33
              3                        3,937.09
              4                        4,123.33
              5                        3,892.89
              6                        3,892.89
              7                        3,857.80
              8                        4,117.30
              9                        3,857.80
              10                       4,117.30
              11                       3,816.95
              12                       3,816.95
              13                       8,511.44
              14                       8,511.44

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LOT IV:  (Cont'd)

Price Additional Maintenance Item Prices

1. Manual Release Cabinets:  (Complete with
   electrical and mechanical controls).             $2,443.50 each

2. Electric Door Motors w/Drive Unit                 1,415.00 each

3. Door Limit Switches:                                 37.50 each

4. Lifting Handles for Track Box Removable:         $   68.00 each

5. Special Head socket Wrench:
        T25 Torx Bits                                    4.61 each
        T20 Torx Bits                                    4.61 each
        T30 Torx Bits                                    4.61 each
        T27 Torx Bits                                    4.61 each
        3/16 Hex Bits                                    4.00 each
        7/32 Hex Bits                                    4.00 each
        1/4 Spanner Bits                                 4.00 each

REQUEST FOR CHANGE:

     Any request by the agency or contractor regarding changes in any part of the contract must be made in writing to the Office of General Services, Division of Purchasing, prior to effectuation.

CONTRACT PAYMENTS:

     Payments cannot be processed by State facilities until the contract items have been delivered in satisfactory condition. Payment will be based on any invoice used in the supplier's normal course of business, however, such invoice must contain sufficient data including but not limited to Contract No., description of material, quantity, unit and price per unit as well as Federal Identification Number.

              State facilities are required to forward properly completed vouchers to the Office of the State Comptroller for audit and payment. All facilities are urged to process every completed voucher expeditiously giving particular attention to those involving cash discounts.

     If the contract terms indicate political subdivisions and others authorized by law are allowed to participate, they are required to make payments directly to the contractor. Prior to processing such payment the contractor may be required to complete the ordering non-State agency's own voucher form.

NOTE TO CONTRACTOR:

     This Notice of Award is not an order. Do not take any action under this contract except on the basis of a purchase order from the agency. The Agency contact person is Ross Hotaling, who can be reached at (518) 436-6321 Ext. 245.

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PUBLIC OFFICERS LAW:
     All contractors and contractor employees must be aware of and comply with the requirements of the New York State Public Officers Law, all other appropriate provisions of New York State Law and all resultant codes, rules and regulations from State laws establishing the standards for business and professional activities of State employees and governing the conduct of employees of firms, associations and corporations in business with the State. In signing the bid, each contractor has guaranteed knowledge and full compliance with those provisions for this and any other dealings, transactions, sales, contracts, services, offers, relationships, etc. involving the State and/or State employees. Failure to comply with those provisions may result in disqualification from the bidding process and in other civil or criminal proceedings as required by law.

CONTRACT SCOPE/OVERVIEW:
     The State of New York on behalf of the Department of Corrections and the Division of Industries (Corcraft) has established this contract for the purchase of subject commodities, based on the terms and conditions stated in the referenced documents. The agreement covers three distinct Phases (Phase I, Phase IIa & Phase IIb) of contractor performance with respect to manufacturing and supplying various modular cells, showers, pre-cast floor, frame extensions, including contractor supplied furniture, fixtures and associated hardware and other specified and related services. The contract covers supplying finished structures and related items and furnishings to NYS sites as ordered and the same structures, in less completed state, with related items and furnishings to the Division of Industries, Stormville, NY.

     The Division of Industries under the Corcraft label markets products to State and local governments under the authority of New York State Correction and Finance Laws. Under these statutes, State and local governments are required to purchase products available from Corcraft. Sales of products to other than government customers are limited to certain charitable and/or not-for-profit organizations. Sales to governmental entities throughout the United States are allowed; however, sales to the private sector are not allowed.

     Under the contract it is the State's intention, as its exclusive option, to have Corcraft develop, as soon as possible, a capability to manufacture and assemble individual piece parts and commercially obtained products into complete units; thus, purchases are expected to move from Phase I (complete structures) to Phase IIa (semi-completed) to Phase IIb (individual piece parts and commercial products). However, purchases may occur concurrently throughout the contract period under any or all Phases. Corcraft purchases under Phase IIa or IIb will be for the creation of finished modular units to be sold under the Corcraft label. It shall be expressly understood, materials and all other contract covered parts, components, fixtures, furniture, and associated hardware, etc. may, at the State's exclusive option, once the contract guaranteed level of total purchases stated herein has been reached, and without other limitation, purchase said items from others. See Guaranteed Minimum Contract Volume clause herein.

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CONTRACT SCOPE/OVERVIEW:  (Cont'd)
     Further, within the contract timeframe, it is expressly understood it is the State's desire to become independent of purchasing the physical material of the contract in its production of cells, shower cells and supporting members for Correction Department needs and the needs of its clients. In this regard, the State may, utilizing the contractor's design and associated technical skills at contract rates, institute such changes in materials and structure design of cells, shower cells and supporting members as may develop to meet unforeseen requirements of the Correction Department and its clients.

     Payment for cells, shower cells and supporting members built and sold by Corcraft based on contract covered design, or designs developed under this contract utilizing the aforesaid collaborative services, and containing less than specified percentage value of contract purchased individual piece part material, shall be due contractor per license clause herein.

CORCRAFT SUPPLIED EQUIPMENT & FURNITURE:
     All materials, equipment, furniture, fixtures and associated mounting covered under referenced specifications and drawings to be provided by the contractor and where required, factory installed, or delivered in separate packages with the following exceptions to be the responsibility of Corcraft:

     1. Sliding woven rod mesh door (slider mechanism to be provided by contractor)
     2. Wall mounted desks and stools
     3. Wall mounted bunk bed with ladder
     4. Wall mounted wooden shower benches
     5. Wall mounted locker

     For mounting particulars for the above products, see accompanying Attachment #1, Corcraft Mounting Drawings #6219 thru #6230 or latest update thereof.

MINIMUM ORDER:

Lot I - Minimum order for each (single) destination is any combination of three (3) cells or shower cells of the specified configurations. Minimum order for other configurations developed during the contract in conjunction with the contractor shall be as per mutual agreement.

LOT II - Minimum order for each (single) destination is any combination of three (3) cells or shower cells of the specified configurations. Minimum order for other configurations developed during the contract in conjunction with the contractor shall be as per mutual agreement.

Lot III -  Minimum order is any combination of covered parts, equipment, materials, components, furniture, fixtures, etc. having a total contract value of $2,000.00.

LOT IV - Minimum order for daily rate is one day and for hourly rate, one hour. Licensing is applicable at a rate per qualifying unit.

ESTIMATED QUANTITIES & CONTRACT FULFILLMENT:
     Quantities listed are estimated only. The contract is for the quantities as actually ordered during the contract period, however, the contract will be considered fulfilled with respect to further orders, either upon the contract's termination per the period, or upon the State's placement of orders which represent a total value of 150% of the total estimated contract value.

     Orders for quantities beyond this level placed during the contract period may be allowed provided contractor agrees to their acceptance.

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RESERVATION: The State, however, reserves the right on any unanticipated additional requirements of substantial quantities - a single order for any combination of 700 cells and shower cells - to negotiate lower pricing, or to advertise for bids as deemed to be in the best interest of the State at the discretion of the Commissioner.

DELIVERY: TIME IS OF THE ESSENCE. Guaranteed delivery under each Lot is as shown below stated as calendar days after receipt of purchase order.

NOTE WELL:
     It is expressly understood with respect to the first order placed under Lot I the count of guaranteed days starts with contractor's receipt of approved shop drawings. The first Lot I order will be for the Southport project.

Lot I, Phase I - Delivery to be completed within 90 days.

Note Well: An existing project requires delivery of 81 various structures for the Southport C.F. project, as per specific structure configurations schedule shown herein. The first four (4) cells will be delivered to Stormville, NY, the balance, seventy-seven (77) cells will be delivered to Southport C.F., at Elmira, NY.

Lot II, Phase IIa - Delivery to be within 60 days.

Lot III, Phase IIb - Delivery to be within 30 days.

Delivery will be made in accordance with instructions on purchase order from the issuing agency.

PAYMENTS OF INTEREST:
     The payment of interest on certain payments due and owed by a State agency may be made in accordance with the criteria established by Chapter 153, Laws of 1984 (Article 11A of New York State Finance Law) and the Comptroller's Bulletin No. A-91.

PURCHASE ORDERS:
     Purchase orders are effective and binding upon the contractor when placed in the mail addressed to the contractor at the address shown herein.

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PACKAGING:
     All products to be packaged to prevent damage in shipment and storage, including, where appropriate, a factory applied protective and weatherproof covering. Containers to be clearly labeled for ready identification including but not necessarily limited to part number, quantity and description.

KEYS:
     Ship all prison lock keys direct from manufacturer, via registered mail, restricted delivery, return receipt requested, to:

LOT I                                      LOT II & III

Deputy Superintendent for Administration   Industrial Superintendent-Corcraft
(Name of Facility) Correctional Facility   Green Haven Correctional Facility
(Address and Zip Code of Facility)         Stormville, NY  12582-0010

SCHEDULE OF ANTICIPATED REQUIREMENTS INCLUDING FIRM REQUIREMENTS FOR EXISTING SOUTHPORT PROJECT:
     Schedule of anticipated - not Lot specific - requirements, including firm Lot I requirements for existing Southport Project.

Cell Model                           455 cells 1st year     1000 2nd  1000 3rd
Designation                          Designated Projects      year      year
- -----------                          -------------------    --------  --------
                                      Two (2)
                       Southport      201 Bed    As         As        As
                         C.F.        Dormitorys  Required   Required  Required
                       ---------     ----------  --------   --------  --------
IC-LH-SH (Dwg. A-7)    38 * o           ----       10
IC-RH-SH (Dwg. A-8)    37 * o           ----       10
7IS-LH (Dwg. A-13)      2   o           ----       10
7IS-RH (Dwg. A-14)      1   o           ----       10
IC-LH (single bunk &
2'x 1'6" desk)(Dwg.A-5) 1   o           ----       --       See estimated
IC-RH (single bunk &                                        quantities as shown
2'x1'6" desk)(Dwg.A-6)  1   o           ----       --       in Lot II & III
IC-LH-SH (Dwg. A-7)      ----           98 **      10
IC-RH-SH (Dwg. A-8)      ----           98 **      10
DAIC-LH (Dwg. A-9)       ----            4         10
DAIC-RH (Dwg. A-10)     1   o            6         10
DAIS-LH (Dwg. A-11)      ----           ----        5
DAIS-RH (Dwg. A-12)      ----            2          5

 * Lot I - two cells of each configuration to be shipped to Division of Industries at Green Haven C.F. with bunks, sliding woven rod mesh door, desks, stools and locker to be installed by Div. of Industries, subsequent shipment, by State, to Southport C.F.

** To include 26 units with pre-cast floors for 2nd story construction.

 o All cells to include 11 ga. diamond floor plate on top of cell for full length and width of cell, and no shackle openings required on cell doors. - See Lot I, Item 18.

LIQUIDATED DAMAGES:
     In the event of a delay or default in any delivery, providing such delay or default is not directly attributable to a material fault of the ordering agency, the agency is entitled to and shall assess against the contractor as

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liquidated damages and not by way of penalty a sum calculated as follows:
$100.00 dollars per day per cell or shower cell to compensate for delay, and other losses, detriments and inconveniences attendant upon such delay from the end of the grace period commencing from the time delivery was due under the contract. A grace period of seven (7) calendar days commencing on and including the contract date for delivery to be extended to the contractor prior to the assessment of such liquidated damages. Notice is hereby repeated to the contractor that despite the extensions of the grace period herein specified - TIME IS OF THE ESSENCE IN REGARD TO DELIVERY. DELAY IN DELIVERY BEYOND THE RESPECTIVE GUARANTEE DELIVERY PERIOD MAY ALSO CONSTITUTE GROUNDS FOR THE STATE TO TERMINATE FOR ITS CAUSE AND CONVENIENCE THE CONTRACT AT NO EXPENSE OR COST TO THE STATE AT THE STATE'S SOLE OPTION AND DISCRETION.

     Liquidated damages, if assessed, will be deducted from the purchase order price for each shipment delivered against such purchase order.

     CONTRACTOR'S SERVICES TO THE DIVISION OF CORRECTIONAL SERVICES, DIVISION OF INDUSTRIES - CORCRAFT:

          As an essential element of this project, contractor will provide, as a basic no separate charge responsibility under this contract, a Manufacturer Field Advisor for a minimum of 60 working days (7 hour days, totaling 420 hours) to assist the Division of Industries in developing its skills and resources for the purposes and activities listed herein. As requested, these services shall be performed at the Green Haven Correctional Facility, Stormville, NY. Working hours and days will not include time in transit to or from Beacon, NY. Should any dispute develop concerning service time credit, the burden of proof will rest with the contractor.

            1. Initial Development:

               a. Evaluate possible assembly sites.
               b. Assist in leasing of necessary equipment.
               c. Assist in the development of the production/installation procedures.
               d. Provide possible layouts of the assembly area.
               e. Assist in developing work scopes, production schedules and sequencing.

            2. Start Up:

               a. Provide shop manufacturing drawings, and engineering
                  assistance for the selected manufacturing location.
               b. Train the inmate assembly crews.
               c. Develop a Quality Assurance program to help Division of
                  Industries to achieve self-certifying capacity.

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     CONTRACTOR'S SERVICES TO THE DIVISION OF CORRECTIONAL SERVICES, DIVISION
     OF INDUSTRIES - CORCRAFT:  (Cont'd)

            3. Long Term Support:

               a. Support the NYS Department of Correctional Services
                  efforts to market this product as a long term enterprise.
               b. Consult on the maintenance of The Quality Assurance and
                  Certification program.

COLLABORATIVE CONTRACTOR SERVICES TO BE AVAILABLE:
     During the contract it is anticipated client needs will require modification of covered configurations that constitute changes in placement of furniture, fixtures and hardwares, or the deletion or addition of like products not specifically covered. Further, changes may be more drastic, including but not limited to, upscaling and/or downscaling overall structure dimensions, introducing alternative structural materials and others which require major redesign(s). In pursuing these adjustments, alterations or redesign, it is the Division of Industries' right to involve the contractor, at the respective contract service rate herein , to study, recommend, design, provide production directions and guidance, create shop and manufacturing drawings, aid the securing of required certifications and any other such collaborative service needed to achieve client satisfaction. Contractor services to be available appropriately for both on-site and in-house application. Time charged for such services will not include time assigned employee is in transit to or from said assignment. Whether to an in-NYS or out-of-NYS assignment location, associated travel expenses including meals, mileage and lodging will be reimbursed for only actual, necessary and reasonable costs as per prevailing allowances of the Comptroller of New York State.

     Consistent with the preceding, on-site installation instruction for units supplied under Lot I or as produced by Corcraft including units of other designs developed in collaboration with the contractor, are available at the respective contract service rate per day and provided by a Manufacturer Field Advisor.

GUARANTEE:
     Contractor guarantees that the material offered is new or re-manufactured to meet new specifications. Every unit delivered is guaranteed against faulty material and workmanship for a period of one (1) year which includes furnishings, fixtures and like items purchased from others for installation in the modular structure. With respect to the structure and related members, such as the frame extender and pre-cast floor panels, designed, manufactured, installed or assembled by the manufacturer, the fully assembled unit is guaranteed for two (2) years against faulty operation. Factory applied finish is guaranteed two (2) years with respect to chipping, cracking, peeling or blistering. If, during this period, such faults develop, the unit or part affected is to be replaced without any cost to the State.

PRICE LIST FOR MAINTENANCE ITEMS NOT OTHERWISE AVAILABLE IN LOT III BILL OF
MATERIALS:
     Above are available as a price additional feature at the prices shown herein.

MOCK-UP:
     Within 30 days after the contract is awarded, deliver and install at Green Haven C.F., Stormville, NY, 2 cell units, Cell Model Designation IC-LH-SH for lower unit, and Cell Model Designation IC-LH with window for second tier of a two-tier stacked assembly. Provide a complete assembly with plumbing fixtures and sliding door track assembly including the pre-cast concrete floors. Upon completion of each phase, the assembly will be inspected by all parties concerned. When approved, the mock-up will be used to establish the standard of quality and performance by which the work will be judged. Contractor shall provide protection from the weather and maintain the mock-up at the site for a minimum of six months after contract completion. The mock-up will involve no cost to the State.

LICENSE PAYMENT:
     Upon Corcraft's election to manufacture cells, shower cells and structural support members covered under Lot III or as may be eventually covered per collaboration with the contractor, but, without incorporating a minimum 25% of the contractor's designed and tendered individual piece parts priced per Lot III values, a per unit license payment will be made to the contractor. The amount of this unit payment is a function of the total value of the

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contractor's designed and tendered individual piece price parts contents for the given unit, stated fee percentage and the then prevailing cumulative quantity level of qualifying Corcraft production. Corcraft is responsible for maintaining and reporting upon its production of qualifying units for the purpose of affecting this licensing fee. No further license liability will exist once any one of the following events occurs:

     1. Total contract payments have reached $15,000,000.00.

     2. The total number of cell and shower cells, of whatever design or configuration, has been manufactured by Corcraft and qualifies for a license fee, reaches 1000.

     3. Five years have lapsed since contract creation and all related valid contractor claims for payment have been satisfied.

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CONTRACTOR'S NOTES:

     1. Contractor shall furnish the agency with written acknowledgment of the shipping date at least two weeks prior to shipment. Failure to comply may be cause for the initiation of contract default proceedings.

     2. If shipment will not be made within the guaranteed delivery time; the contractor is required to notify the agency in writing at least two weeks prior to the latest date of the original delivery obligation. This notification must include the reasons for the delay and the latest date the material will be shipped. Should the delay be intolerable to the using agency appropriate contract default proceedings will be initiated. Failure to supply timely written notification of delay may be cause for default proceedings.

        All correspondence for the aforementioned two points shall be directed to:

                       Department of Correctional Services
                       Div. of Industries
                       550 Broadway
                       Menands, NY  12204
                       ATTN:  Ross Hotaling

     3. In the event contract default proceedings are initiated as stated in 2. above, immediate open market purchases may be initiated to provide those material amounts required to prevent production interruption at the receiving facility.

                                    * * * * *